                                                                                        EXHIBIT 23(n)

                                       OPPENHEIMER FUNDS MULTIPLE CLASS PLAN

                                March 18, 1996 (as updated through October 22, 2002)

1.       The  Plan.  This  Plan is the  written  multiple  class  plan  for  each of (i)  the  open-end  management investment  companies and (ii) the closed-end  management  investment  company or companies  permitted by exemptive order to offer  multiple  classes  of shares on the  proviso  that they  comply  with the Rule (as  defined  below)
(individually  a "Fund" and  collectively  the  "Funds"),  named on Exhibit A hereto,  which exhibit may be revised from time to time, for OppenheimerFunds  Distributor,  Inc. (the "Distributor"),  the general distributor of shares of the Funds and for  OppenheimerFunds,  Inc. (the "Advisor"),  the investment  advisor of the Funds.1 In instances where such investment companies issue shares representing  interests in different portfolios  ("Series"),  the term
"Fund" and "Funds"  shall  separately  refer to each  Series.  This Plan is the written plan  contemplated  by Rule
18f-3 (the  "Rule")  under the  Investment  Company Act of 1940 (the "1940  Act"),  pursuant to which the Funds may issue  multiple  classes of shares.  The terms and  provisions of this Plan shall be  interpreted  and defined in a manner consistent with the provisions and definitions contained in the Rule.

2. Similarities and Differences Among Classes.  Each Fund offering shares of more than one class agrees that each class of that Fund:
(1)(i) shall have any service plan or  distribution  and service plan ("12b-1 Plan") apply  separately to any class whose  shares are subject to such Plan,  and such class  shall pay all of the  expenses  incurred  pursuant to that arrangement;  and (ii) may pay a different  share of expenses  ("Class  Expenses")  if such  expenses  are actually incurred  in a different  amount by that  class,  or if the class  receives  services  of a different  kind or to a different  degree than that of other classes.  Class Expenses are those expenses  specifically  attributable to the particular  class of shares,  namely (a) 12b-1 Plan fees,  (b) transfer and  shareholder  servicing  agent fees and administrative  service fees, (c) shareholder  meeting  expenses,  (d) SEC registration fees for Funds organized as corporations

1. For Centennial Money Market Trust,  Centennial Asset  Management Corp. is substituted as the  "Distributor"  and the "Advisor".

and (e) any other incremental  expenses  subsequently  identified that should be allocated to one class which shall be  approved  by a vote of that Fund's  Board of  Directors,  Trustees  or  Managers  (the  "Directors").  Expenses
identified in Items (c) through (e) may involve issues  relating  either to a specific class or to the entire Fund;
such  expenses  constitute  Class  Expenses  only when they are  attributable  to a specific  class.  Because Class
Expenses  may be  accrued  at  different  rates  for each  class  of a  single  Fund,  dividends  distributable  to shareholders and net asset values per share may differ for shares of different classes of the same Fund.
(2) shall have exclusive  voting rights on any matters that relate solely to that class's  arrangements,  including without limitation voting with respect to a 12b-1 Plan for that class;
(3) shall have separate  voting rights on any matter  submitted to shareholders in which the interests of one class differ from the interests of any other class;
(4) may have a different  arrangement  for shareholder  services,  including  different  sales charges,  redemption fees,  sales  charge  waivers,  purchase  and  redemption  features,  exchange  privileges,  loan  privileges,  the availability of certificated shares and/or conversion features; and
(5) shall have in all other respects the same rights and obligations as each other class.

3.       Allocations  of Income,  Capital Gains and Losses and  Expenses.  The  methodologies  and  procedures  for allocating  expenses,  as set forth in the most current version of the report captioned  "Methodology for Net Asset
Value (NAV) and Dividend and  Distribution  Determinations  for Oppenheimer  Funds with Multiple Classes of Shares"
are re-approved.  Income,  realized and unrealized  capital gains and losses,  and expenses of each Fund other than
Class  Expenses  allocated  to a  particular  class shall be  allocated to each class on the basis of the net asset value of that class in relation to the net asset value of that Fund,  except as follows:  For Funds operating under
1940 Act Rule 2a-7, and for other Funds that declare  dividends from net investment  income on a daily basis,  such allocations  shall be made on the basis of relative net assets  (settled  shares) [net assets  valued in accordance with generally accepted accounting  principles but excluding the value of subscriptions  receivable] in relation to the net assets of that Fund.

4.       Expense  Waivers  and  Reimbursements.  From  time  to  time  the  Advisor  or  the  Fund's  transfer  and shareholder  servicing  agent may  voluntarily  undertake  to (i) waive any  portion of the  management  fee and/or transfer  and  shareholder  servicing  agent fees  charged to a Fund,  and/or  (ii)  reimburse  any  portion of the expenses of a Fund or of one or more of its  classes,  but is not required to do so or to continue to do so for any period of time.  The Advisor shall provide a quarterly  report to the Directors of Fund expense  reimbursements  to disclose any reimbursements that are not equal for all classes of the same Fund.

5.       Conversions of Shares.  Any Fund may offer a conversion  feature  whereby  shares of one class  ("Purchase

Class Shares") will convert  automatically  to shares of another class ("Target Class Shares") of that Fund,  after being held for a requisite period ("Matured  Purchase Class Shares"),  pursuant to the terms and conditions of that
Fund's  Prospectus  and/or  Statement of Additional  Information.  Such terms and  conditions  may provide for that time period to vary for Purchase  Class Shares (i) afforded  different  shareholder  privileges or other  features,
(ii) issued by different  Funds,  and/or  (iii) issued on different  dates.  Upon  conversion  of Matured  Purchase
Class Shares,  all Purchase Class Shares of that Fund acquired by  reinvestment  of dividends or  distributions  of such Matured  Purchase  Class Shares shall also be converted at that time.  Purchase Class Shares will convert into
Target Class  Shares of that Fund on the basis of the  relative  net asset  values of the two classes,  without the imposition of any sales load, fee or other charge.  The conversion  feature shall be offered for so long as (i) the expenses to which  Target  Class  Shares of a Fund are subject,  including  payments  authorized  under that Fund's
Target  Class  12b-1 plan,  are not higher than the  expenses  of  Purchase  Class  Shares of that Fund,  including payments  authorized  under that Fund's  Purchase Class 12b-1 plan;  (ii) there  continues to be available a ruling from the Internal  Revenue Service ("IRS")  revenue  procedure or other IRS ruling or regulation,  or an opinion of counsel or of an  opinion of an  auditing  firm  serving as tax  adviser,  to the  effect  that the  conversion  of
Purchase  Class  Shares to Target Class Shares does not  constitute  a taxable  event for the holder;  and (iii) if shareholders  of Target  Class  Shares of a Fund,  but not  shareholders  of  Purchase  Class  Shares of that Fund, approve  any  increase  in  expenses  allocated  to the  Target  Class for  shareholder  services  or  distribution
(including  payments  authorized  under that Fund's Target Class 12b-1 plan),  that Fund will establish a new class of shares  ("New Target  Class  Shares") and shall take such other action as is necessary to provide that  existing
Purchase Class Shares are exchanged or converted into New Target Class Shares,  identical in all material  respects to Target Class Shares as they  existed  prior to  implementation  of the proposal to increase  expenses,  no later than the date such shares previously were scheduled to convert into Target Class Shares.

6.       Disclosure.  The  classes  of  shares  to be  offered  by each  Fund,  and  the  initial,  asset-based  or contingent  deferred  sales  charges and other  material  distribution  arrangements  with respect to such classes, shall be  disclosed  in the  prospectus  and/or  statement of  additional  information  used to offer that class of shares.  Such  prospectus or statement of additional  information  shall be  supplemented or amended to reflect any change(s)  in classes of shares to be offered or in the  material  distribution  arrangements  with respect to such classes.

7.       Independent  Audit.  The methodology  and procedures for  calculating  the net asset value,  dividends and distributions  of each class shall be reviewed by an independent  auditing firm (the "Expert").  At least annually, the Expert,  or an  appropriate  substitute  expert,  will render a report to the Funds on policies and  procedures placed in operation and tests of operating effectiveness as defined and described in SAS 70 of the AICPA.

8.       Offers and Sales of Shares.  The Distributor will maintain  compliance  standards as to when each class of shares may  appropriately  be sold to  particular  investors,  and will require all persons  selling  shares of the
Funds to agree to conform to such standards.

9.       Rule 12b-1  Payments.  The  Treasurer of each Fund shall  provide to the  Directors of that Fund,  and the
Directors  shall review,  at least  quarterly,  the written report  required by that Fund's 12b-1 Plan, if any. The report shall include information on (i) the amounts expended pursuant to the 12b-1 Plan, (ii) the purposes for which such  expenditures were made and (iii) the amount of the Distributor's  unreimbursed  distribution  costs (if recovery  of such costs in future  periods is  permitted  by that  12b-1  Plan),  taking  into  account  12b-1 Plan payments and contingent deferred sales charges paid to the Distributor.

10.      Conflicts.  On an ongoing basis, the Directors of the Funds, pursuant to their fiduciary  responsibilities under the 1940 Act and  otherwise,  will monitor the Funds for the  existence of any material  conflicts  among the interests of the classes.  The Advisor and the  Distributor  will be  responsible  for  reporting  any potential or existing  conflicts to the  Directors.  In the event a conflict  arises,  the  Directors  shall take such action as they deem appropriate.

11.      Effectiveness  and  Amendment.  This Plan  takes  effect  for each Fund as of the date of  adoption  shown below for that Fund,  whereupon the open-end  Funds are released from the terms and  conditions  contained in their respective  exemptive  applications  pursuant to which orders were issued  exempting the respective  Funds from the provisions of Sections  2(a)(32),  2(a)(35),  18(f),  18(g),  18(i), 22(c) and 22(d) of the 1940 Act and Rule 22c-1
thereunder,  or from their  respective  previous  multiple  class plan.2 This Plan has been  approved by a majority vote of the Board of each Fund and of each Fund's  Board  members who are not  "interested  persons" (as defined in the  1940  Act)  and who  have no  direct  or  indirect  financial  interest  in the  operation  of the Plan or any agreements  relating  to the Plan (the  "Independent  Trustees")  of each Fund at meetings  called for  Oppenheimer
Funds  listed on Exhibit  A, in each case for the  purpose  of voting on this  Plan.  Prior to that vote,  (i) each
Board was furnished  with the  methodology  used for net asset value and dividend and  distribution  determinations for the Funds, and (ii) majority of each Board and its Independent Trustees determined that the exemptive  applications  include  Oppenheimer  Management Corp. et al., Release  IC-19821,  10/28/93 (notice)
and Release IC-19894,  11/23/93 (order), and Quest for Value Fund, Inc. et al., Release IC-19605,  7/30/93 (notice)
and Release  IC-19656,  8/25/93 (order).  Plans were initially  adopted by the Denver  Oppenheimer Funds on October
24, 1995,  by the New York  OppenheimerFunds  on October 5, 1995,  by the Quest  Oppenheimer  Funds on November 28,
1995, by the  Rochester  Oppenheimer  Funds on January 10, 1996, by the  Connecticut  Mutual  Oppenheimer  Funds on
February 26, 1996,  to take effect March 18, 1996,  and were  subsequently  adopted by each  Oppenheimer  Fund that commenced operations after that date of approval, as of the commencement of operation of that new fund.
Plan as proposed to be  adopted,  including  the expense  allocation,  is in the best  interests  of each Fund as a whole and to each class of each Fund  individually.  Thereafter,  this Plan has been approved at least  annually by a  majority  of each  Board of the  Oppenheimer  Funds  listed on Exhibit A hereto,  including  a  majority  of the
Independent  Trustees of such Funds.  Prior to any  material  amendment to the Plan,  each Board shall  request and evaluate,  and the  Distributor  shall furnish,  such  information as may be reasonably  necessary to evaluate such amendment,  and a majority of each Board and its  Independent  Trustees  shall find that the Plan as proposed to be amended,  including the expense  allocation,  is in the best interest of each class,  each Fund as a whole and each class of each Fund  individually.  No  material  amendment  to the Plan shall be made by any Fund's  Prospectus  or
Statement of Additional  Information or an supplement to either of the  foregoing,  unless such amendment has first been approved by a majority of the Fund's Board and its Independent Trustees.

12.      Disclaimer of Shareholder and Trustee  Liability.  The Distributor  understands that the obligations under this Plan of each Fund that is  organized  as a  Massachusetts  business  trust are not binding upon any Trustee or shareholder of such Fund personally,  but bind only that Fund and the Fund's property.  The Distributor  represents that it has notice of the  provisions  of the  Declarations  of Trust of such  Funds  disclaiming  shareholder  and
Trustee liability for acts or obligations of the Funds.

Initially  approved  by the  Boards of the Board II  Oppenheimer  Funds on  October  24,  1995,  and most  recently approved by those Boards on October 22, 2002.

                                                                   /s/ Robert G. Zack
                                                              -------------------------------
                                                              Robert G. Zack, Vice President
                                                                      & Secretary
                                                              Board II Oppenheimer Funds

Initially  approved by the Boards of the Board I Oppenheimer  Funds on October 5, 1995, and most recently  approved by those Boards on October 10, 2002.

                                                              /s/ Robert G. Zack
                                                              -------------------------------
                                                              Robert G. Zack, Secretary
                                                              Board I Oppenheimer Funds

Initially  approved by the Boards of the Board III Funds on November  28,  1995 (for the former  Oppenheimer  Quest funds), and on January 10, 1996 (for the former  Oppenheimer  Rochester funds), and most recently approved by those
Boards on October 7, 2002.

                                                              /s/ Robert G. Zack
                                                              -------------------------------
                                                              Robert G. Zack, Secretary
                                                              Board III Oppenheimer Funds

Initially  approved  by the Boards of the Board IV  Oppenheimer  Funds on  November  19,  2001,  and most  recently approved by those Boards on October 21, 2002.

                                                              /s/ Robert G. Zack
                                                              -------------------------------
                                                              Robert G. Zack, Secretary
                                                              Board IV Oppenheimer Funds

                                                                               Exhibit A
1.       Board II Oppenheimer Funds
         --------------------------

Centennial Money Market Trust
Oppenheimer Cash Reserves
Oppenheimer Champion Income Fund
Oppenheimer Capital Income Fund
Oppenheimer Limited-Term Government Fund
Oppenheimer Integrity Funds (consisting of the following series:)
                  Oppenheimer Bond Fund
                  Oppenheimer International Bond Fund
                        Oppenheimer High Yield Fund
Oppenheimer Main Street Funds, Inc.(R)
                           (consisting of the following 1 series:)
                  Oppenheimer Main Street Growth & Income Fund(R)
                  Oppenheimer Main Street Small Cap Fund(R)
                  Oppenheimer Main Street Opportunity Fund(R)
Oppenheimer Municipal Fund
                           (consisting of the following 1 series:)
Oppenheimer Intermediate Municipal Fund
Oppenheimer Real Asset Fund
Oppenheimer Select Managers
                           (consisting of the following 6 series:)
                  Mercury Advisors S&P 500 Index Fund
                  Mercury Advisors Focus Growth Fund
                  QM Active Balanced Fund
                  Jennison Growth Fund
                  Salomon Brothers All Cap Fund
                  Gartmore Millennium Growth Fund II
Oppenheimer Senior Floating Rate Fund
Oppenheimer Strategic Income Fund
Oppenheimer Total Return Fund, Inc.

Oppenheimer Variable Account Funds
                           (consisting of the following 10 series:)
                  Oppenheimer Money Fund/VA
                  Oppenheimer High Income Fund/VA
                  Oppenheimer Bond Fund/VA
                  Oppenheimer Aggressive Growth Fund/VA
                  Oppenheimer Capital Appreciation Fund/VA
                  Oppenheimer Multiple Strategies Fund/VA
                  Oppenheimer Main Street Growth & Income Fund/VA
                  Oppenheimer Global Securities Fund/VA
                  Oppenheimer Strategic Bond Fund/VA
                  Oppenheimer Main Street Small Cap Fund/VA
Panorama Series Fund, Inc.
                           (consisting of the following 4 series):
                  Total Return Portfolio
                  Growth Portfolio
                  Oppenheimer International Growth Fund/VA
                  Government Securities Portfolio

2.       Board I Oppenheimer Funds
         -------------------------
Oppenheimer California Municipal Fund
Oppenheimer Capital Appreciation Fund
Oppenheimer Capital Preservation Fund
Oppenheimer Concentrated Growth Fund
Oppenheimer Developing Markets Fund
Oppenheimer Discovery Fund
Oppenheimer Emerging Growth Fund
Oppenheimer Emerging Technologies Fund
Oppenheimer Enterprise Fund
Oppenheimer Europe Fund
Oppenheimer Global Fund
Oppenheimer Global Growth & Income Fund
Oppenheimer Gold & Special Minerals Fund
Oppenheimer Growth Fund
Oppenheimer International Growth Fund
Oppenheimer International Small Company Fund
Oppenheimer Money Market Fund, Inc.
Oppenheimer Multiple Strategies Fund
Oppenheimer Mid Cap Value Fund
Oppenheimer Multi-State Municipal Trust
                           (consisting of the following 3 series:)
                  Oppenheimer Rochester National Municipals
                  Oppenheimer New Jersey Municipal Fund
                  Oppenheimer Pennsylvania Municipal Fund
Oppenheimer New York Municipal Fund
Oppenheimer Series Fund, Inc.
                           (consisting of the following 2 series):
                  Oppenheimer Disciplined Allocation Fund
                  Oppenheimer Value Fund
Oppenheimer Special Value Fund
Oppenheimer Trinity Value Fund
Oppenheimer Trinity Large Cap Growth Fund
Oppenheimer Trinity Core Fund
Oppenheimer Municipal Bond Fund
Oppenheimer U.S. Government Trust

3.       Board III Funds
         ---------------
Oppenheimer Quest Capital Value Fund, Inc.
Oppenheimer Quest Value Fund, Inc.
Oppenheimer Quest for Value Funds
                  (consisting of the following 3 series:)

                           Oppenheimer Quest Opportunity Value Fund
                           Oppenheimer Small Cap Value Fund
                           Oppenheimer Quest Balanced Value Fund

Oppenheimer Quest Global Value Fund, Inc.
Oppenheimer MidCap Fund

Bond Fund Series - Oppenheimer Convertible Securities Fund
Rochester Fund Municipals
Rochester Portfolio Series - Limited Term New York Municipal Fund

4.       Board IV Oppenheimer Funds
         --------------------------

Oppenheimer Tremont Market Neutral Fund LLC
Oppenheimer Tremont Opportunity Fund LLC
Oppenheimer Real Estate Fund
Oppenheimer Multi Cap Value Fund